                                                                     EXHIBIT 99b

                                                CONFIDENTIAL TREATMENT REQUESTED
                                              (Redacted text indicated by "***")



                                PROJECT ELECTRO



                     PRESENTATION TO THE BOARD OF DIRECTORS

                                 July 22, 1998


                            PETER J. SOLOMON COMPANY

                                PROJECT ELECTRO


                               TABLE OF CONTENTS

TAB                                                                   PAGE
---                                                                   ----
I.        Going Concern Valuation..................................... 1
II.       Business Plan Comparison.................................... 6
III.      One-Time Adjustments........................................ 9
IV.       Methodological Comparison................................... 11
V.        Electro Comparable Company Analysis......................... 13
VI.       LG Plan Analysis............................................ 14
VII.      Liquidation Analysis........................................ 16
VIII.     Strategic Investor Contact List............................. 18

                               PROJECT ELECTRIC
                           I. GOING CONCERN ANALYSIS


Going Concern Implied Equity Valuation Under LG Proposal
-------------------------------------------------------------------------------
(Dollars in Millions)

                                 Summary Going Concern Valuations             Summary Going Concern Sensitivities
                                 ---------------------------------            --------------------------------------------------
                                 5/21/98 Board                                Assumes '98 Q3 & Q4
                                 Presentation    Present Valuation            Inventory Reduction
                                 Valuation at    Valuation at                 Per Sourcing Plan         Assumes '99 Q1 & Q2
                                 1/1/98 (a)      1/1/99 (b)                   Occurs in Q1 '99          Asset Sales Occur in Q3
                                                                              Valuation at 1/1/99 (c)   Valuation at 6/30/99 (d)
                                 -------------   -----------------            -----------------------   ------------------------
Enterprise Value (c)                $127.0              $125.0                        $125.0                    $125.0
Domestic VSB
  Technology Value (1)               186.0              $180.0                         180.0                     180.0
                                    ------              ------                        ------                    ------
  Total Value                       $313.0              $305.0                        $305.0                    $305.0
                                    ======              ======                        ======                    ======

Reorganized Electro Debt
  per I.G Proposal
Working Capital Facility            $100.0               $84.5 (h)                    $100.0 (i)                $100.0 (i)
Restructured LG Notes (g)            152.7               148.7                         148.7                     158.1
Subordinated Debentures (g)           40.0                40.0                          40.0                      40.0
New LG Financing                      30.0                 0.0                          18.8 (i)                  19.4 (i)
                                    ------              ------                        ------                    ------
 Total                              $322.7              $273.2                        $307.5                    $317.5

Implied Equity of
  Reorganized Electro               $ (9.7)             $ 31.8                         $(2.5)                   $(12.5)

--------------------------------------------------------------------------------

(a) Per Electro Business Plan, dated April 16, 1998. Reflected in Electro Board Presentation dated May 21, 1998.

(b) Per Electro Business Plan, dated June 26, 1998.

(c) Assumes that $64.2MM reduction in inventories scheduled to occur in Q-3 and Q-4 of 1998 actually occur in Q-1 of 1999. Capitalization reflects additional borrowing due to reduced cash flow.

(d) Assumes that asset sales scheduled to occur in Q-1 and Q-2 of 1999 are delayed until Q-3. Reduction in asset proceeds results in elimination of debt service in Q-1 and Q-2 of $43.2MM and $21.6MM respectively. In addition, debt is increased by PIK interest of $4.6MM in Q-1 and $4.8MM in Q-2.

(e) Business plan adjusted to exclude projected VSB royalties. Enterprise value at 1/1/98 is based on 14.0x EBIT multiple and a 12.0% discount rate equal to the weighted average cost of capital (WACC) of the comparable company group. Enterprise value at 1/1/99 is based on the mid-range of the illustrative LTM sales multiples and values Tuner Patent cash flows separately.

(f) VSB valuation assumes a $2.50 PC royalty fee, 25.0% discount rate applied to royalty fee income cash flows through 2011 and availability of Company NOLs to shelter VSB and operating cash flow. Excludes any potential value for international VSB royalties. Includes present value of Sony settlement per Electro management.

(g) Assumes par value. Market value may be lower.

(h) Revolver balance based on average revolver balance for Q-3 1998, Q-4 1998, Q-1 1999, and Q-2 1999.

(i) Balance based on modified projected cash needs and assumed availability.

                                PROJECT ELECTRO
                           I. GOING CONCERN ANALYSIS

ELECTRO DISCOUNTED CASH FLOW ANALYSIS (VALUE AT JANUARY 1, 1999)
(Dollars in Millions)

EBIT EXCLUDES VSB AND TUNER PATENT INCOME AND COSTS & EXPENSES(a)

                                                PROJECTED FISCAL YEAR ENDED DECEMBER 31,
                                 --------------------------------------------------------------------
                                  1999           2000            2001            2002          2003
                                 ------         ------          ------         --------      --------
Net Revenue                      $916.0         $917.8          $961.9         $1,013.9      $1,039.9
--% Growth                         (7.4)%          0.2 %           4.8 %            5.4 %         2.6 %
Gross Margin %                      6.2 %          8.5 %           9.6 %           10.0 %        10.4 %
EBITDA                            (43.7)         (20.5)           (7.4)            (2.1)          1.7
--% of Revenues                    (4.8)%         (2.2)%          (0.8)%           (0.2)%    $    0.0
EBIT                              (52.8)         (23.3)          (10.7)            (5.8)         (2.3)         NORMALIZED
--% of Sales                       (5.8)%         (2.5)%          (1.1)%           (0.6)%        (0.2)%         TERMINAL
Taxes 0.0%                          0.0            0.0             0.0              0.0           0.0          CASH FLOW
                                 ------         ------         -------         --------      --------          -----------
Tax-Adjusted EBIT                 (52.8)         (23.3)          (10.7)            (5.8)         (2.3)           $ (2.3)
Depreciation and Amortization       9.1            2.8             3.3              3.7           4.0               4.0
Capital Expenditures               (4.5)          (4.5)           (4.5)            (4.5)         (4.5)             (4.5)
Change in Working Capital           1.6           36.0            (2.0)            (3.5)         (0.5)             (0.5)
Proceeds from Asset Sales          93.2            0.0             0.0              0.0           0.0               0.0
Restructuring Costs               (61.5)          (9.1)           (6.6)            (4.2)         (2.8)              0.0
                                 ------         ------         -------         --------      --------            ------
Free Cash Flow                   $(14.9)        $  1.9          $(20.5)        $  (14.3)     $   (6.1)           $ (3.3)
                                 ======         ======         =======         ========      ========            ======
Growth in Free Cash Flow           NM             NM             -1179 %          NM            NM


ILLUSTRATIVE SALES MULTIPLE(b)

                                               12.5 %                           15.0 %                            17.5 %
                                   --------------------------      -------------------------------     -------------------------
Discount Rate                        12.0 %    14.0 %    16.0 %      12.0 %      14.0 %      16.0 %      12.0 %    14.0 %    16.0 %
Present Value of Free Cash Flow    $(38.9)   $(37.1)   $(35.4)     $(38.9)   $  (37.1)   $  (35.4)     $(38.9)   $(37.1)   $(35.4)
Present Value of Terminal Value      73.8      67.5      61.9        88.5        81.0        74.3       103.3      94.5      86.6
                                   ------    ------    ------      ------    --------    --------      ------    ------   -------
Total Terminal Value & Free
  Cash Flow Value                  $ 34.8    $ 30.4    $ 26.5      $ 49.6    $   43.9    $   38.9      $ 64.3    $ 57.4    $ 51.3
                                   ------    ------    ------      ------    --------    --------      ------    ------    ------
Discount Rate                        18.0 %    20.0      22.0 %      18.0 %      20.0 %      22.0 %      18.0 %    20.0 %    22.0 %
                                   ------    ------    ------      ------    --------    --------      ------    ------    ------
Present Value of Tuner Patent(c)   $ 72.8    $ 69.9    $ 67.2      $ 72.8    $   69.9    $   67.2      $ 72.8    $ 69.9    $ 67.2
                                   ------    ------    ------      ------    --------    --------      ------    ------    ------
Total Enterprise Value             $107.6    $100.3    $ 93.7      $122.4    $  113.8    $  106.1      $137.1    $127.3    $118.4
                                   ------    ------    ------      ------    --------    --------      ------    ------    ------


                                                                                                      NET PRESENT VALUE OF
                                               PROJECTED FISCAL YEAR ENDED DECEMBER 31,                  TUNER PATENT @
                                      ----------------------------------------------------------    --------------------------
                                       1999         2000        2001          2002        2003
                                      ------       ------      ------       -------      ------
Tuner Patent Cash Flows(c)            $26.0        $26.0       $26.0         $26.0       $13.0       18.0%     20.0%     22.0%
Tuner Patent Costs and Expenses(d)     (0.2)        (0.2)       (0.2)         (0.2)       (0.2)     $72.8     $69.9     $67.2
Assumed Reduction(e)                    0.0          0.0         0.0          (3.0)       (1.5)
                                      -----        -----       -----         -----       -----
Tuner Patent Cash Flows
  (incl. reductions)(c)               $25.8        $25.8       $25.8         $22.8       $11.3

Source: Electro 1998-2003 Business Plan dated June 26, 1998.
(a) Business plan projected income statement excludes VSB and Tuner Patent income and certain R & D/engineering costs associated with these technology patents. Electro income statement includes approximately $2.0MM a year in royalties related to the use of the Zenith trademark and name.
(b) Illustrative LTM sales multiple range is based on the lowest comparable company to Electro discounted at 50.0%-66.6%.
(c) Assumes Tuner Patent expires June 30, 2003 and a successful defense of patent in current lawsuit proceedings.
(d) Per Electro management.
(e) Assumed reduction per Electro management. Assumes settlement with Sony.

                                PROJECT ELECTRO
                           I. GOING CONCERN ANALYSIS

VSB VALUATION ASSUMING USE OF NOLs
(Dollars in millions)

Value At January 1, 1999

                               1996  1997   1998    1999    2000    2001    2002    2003    2004    2005    2006    2007
                               ----  ----  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Aggregate Royalty Income        0.0   0.0     0.0     3.6    14.8    32.2    53.7    70.1    85.8   102.4   115.1   127.0
VSB Associated Costs (b)        0.0   0.0     0.0    (7.1)   (5.0)   (5.2)   (5.4)   (5.5)   (5.6)   (5.7)   (5.8)   (6.0)
                               ----  ----  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Net Royalty Income              0.0   0.0     0.0    (3.5)    9.8    27.0    48.3    64.6    80.2    96.7   109.2   121.0
Unsheltered Earnings            0.0   0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
Taxes               38.0%       0.0   0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
                               ----  ----  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Net VSB Royalty Income          0.0   0.0     0.0    (3.5)    9.8    27.0    48.3    64.6    80.2    96.7   109.2   121.0

CALCULATION OF REMAINING NOLs
Pre-LG NOLs (a)                            $481.0  $481.0  $481.0  $471.8  $442.2  $406.0  $325.8  $229.0  $184.0  $157.0
Utilizable Beginning           27.0  54.0    81.0   108.0   135.0   162.0   179.8   177.2   168.0   114.8    45.0    27.0
Pre-LG NOLs Utilized            0.0   0.0     0.0     0.0     0.0    (9.2)  (29.5)  (36.3)  (80.2)  (96.7)  (45.0)  (27.0)
                               ----  ----  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Utilizable End                 27.0  54.0    81.0   108.0   135.0   152.8   150.2   141.0    87.8    18.0     0.0     0.0

Post LG NOL (beginning)                    $354.6  $422.8  $445.8  $464.3  $464.3  $464.3  $464.3  $464.3  $464.3  $400.1
Post LG NOL Utilized                          0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0   (64.2)  (94.0)
NOL Generated                                68.2    23.0    18.5     0.0     0.0     0.0     0.0     0.0     0.0     0.0
                                           ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Post LG NOL (ending)                       $422.8  $445.8  $464.3  $464.3  $464.3  $464.3  $464.3  $464.3  $400.1  $306.1

                                            2008    2009    2010    2011
                                           ------  ------   -----   -----
Aggregate Royalty Income                    143.1   171.2   192.0   216.9
VSB Associated Costs (b)                     (6.1)   (6.2)   (6.3)   (6.4)
                                          ------- -------  ------   -----
Net Royalty Income                          137.1   165.0   185.7   210.4
Unsheltered Earnings                          0.0     0.0   100.7   210.4
Taxes               38.0%                     0.0     0.0    38.3    80.0
                                          ------- -------  ------   -----
Net VSB Royalty Income                      137.1   165.0   147.5   130.5

CALCULATION OF REMAINING NOLs
Pre-LG NOLs (a)                           $ 130.0 $ 103.0  $ 76.0    $0.0
Utilizable Beginning                         27.0    27.0    27.0     0.0
Pre-LG NOLs Utilized                        (27.0)  (27.0)  (27.0)    0.0
                                          ------- -------  ------   -----
Utilizable End                                0.0     0.0     0.0     0.0

Post LG NOL (beginning)                   $ 306.1 $ 196.0  $ 58.0    $0.0
Post LG NOL Utilized                       (110.1) (138.0)  (58.0)    0.0
NOL Generated                                 0.0     0.0     0.0     0.0
                                          ------- -------  ------   -----
Post LG NOL (ending)                      $ 196.0 $  58.0  $  0.0    $0.0

1998 Net Income                           $(300.0)
Cancellation of Debt Income (c)             231.8
                                          -------
1998 NOL                                  $ (68.2)

CALCULATION OF NET INCOME ADJUSTED FOR THE EXCLUSION OF VSB ROYALTY INCOME:

                                      1998     1999     2000    2001    2002    2003
                                     ------   ------   ------   -----   -----   -----

                    Old EBIT        $ (76.3)  $(31.0)  $ 11.8  $ 33.3  $ 46.5  $ 44.5
                  VSB Income            0.0      2.6     13.8    22.9    31.4    39.0
                                    -------   ------   ------  ------  ------  ------
        Old EBIT (Excl. VSB)          (76.3)   (33.6)    (2.0)   10.4    15.1     5.5
                                    -------   ------   ------  ------  ------  ------
           EBIT Differential            0.0     (2.6)   (13.8)  (22.9)  (31.4)  (39.0)
            Incremental Debt            0.0      2.6     16.4    39.3    70.7   109.7
                                    -------   ------   ------  ------  ------  ------
Incremental Interest Expense @ 9.3%     0.0      0.1      0.9     2.6     5.1     8.3
              Old Net Income        $(300.0)  $(20.3)  $(13.6) $  7.7  $ 20.7  $ 20.5
  New Net Income (Excl. VSB)         (300.0)   (23.0)   (28.3)  (17.8)  (18.8)  (28.3)


    NET PRESENT VALUE OF
      VSB TECHNOLOGY @
------------------------------
25.0%   30.0%   35.0%   40.0%
-------  ------  ------  -----
$180.3  $136.3  $105.4  $83.1

(a) Source: Electro 1997 10-K. Utilizable at a maximum rate of $27MM per year up until 2010. When unutilized the $27MM is cumulative.
(b) Per Electro management.
(c) Based on Arthur Andersen analysis.

                                PROJECT ELECTRO
                           I. GOING CONCERN ANALYSIS


Summary Valuation: VSB Technology Base Case
(Amounts in Millions, Except Average Royalty Fees)

Domestic                           1999      2000    2001     2002    2003    2004      2005     2006     2007     2008     2009
                                  -----     -----   -----    -----   -----   -----     -----    -----    -----    -----    -----
Cable Box   Taxes: No
Market Size                         8.0       8.0     8.0      8.0     8.0      8.0      8.0      8.0      8.0      8.0      8.0
% Digital                          20.0%     35.0%   50.0%    65.0%   80.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
% Using VSB Remodulation            0.0%      4.0%    7.0%    10.0%   14.0%    14.0%    14.0%    14.0%    14.0%    14.0%    14.0%
Total VSB Remodulation              0.0       0.1     0.3      0.5     0.9      1.1      1.1      1.1      1.1      1.1      1.1
Average Royalty Fee               $1.50     $1.50   $1.50    $1.50   $1.50    $1.50    $1.50    $1.50    $1.50    $1.50    $1.50
Sony Settlement (a)                 0.0%      0.0%    0.0%     0.0%    0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Cross License Adjustment (b)       10.0%     10.0%   10.0%    10.0%   10.0%    10.0%    10.0%    10.0%    10.0%    10.0%    10.0%
                                  -----     -----   -----    -----   -----    -----    -----    -----    -----    -----    -----
Royalty Income                     $0.0     $ 0.2   $ 0.4    $ 0.7   $ 1.2    $ 1.5    $ 1.5    $ 1.5    $ 1.5    $ 1.5    $ 1.5

TVs
Market Size                        25.0      25.0    25.0     25.0    25.0     25.0     25.0     25.0     25.0     25.0     25.0
% Digital                           1.0%      4.0%    7.0%    10.0%   14.0%    20.0%    24.0%    28.0%    32.0%    42.0%    52.0%
% Using VSB Demodulation          100.0%    100.0%  100.0%   100.0%  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
Total VSB Demodulation              0.3       1.0     1.8      2.5     3.5      5.0      6.0      7.0      8.0     10.5     13.0
% Zenith (No Royalties)            10.0%     10.0%   10.0%    10.0%   10.0%    10.0%    10.0%    10.0%    10.0%    10.0%    10.0%
Average Royalty Fee               $5.00     $5.00   $5.00    $5.00   $5.00    $5.00    $5.00    $5.00    $5.00    $5.00    $5.00
Sony Settlement (a)                10.0%     10.0%   10.0%    10.0%   10.0%    10.0%    10.0%    10.0%    10.0%    10.0%     0.0%
Cross License Adjustment (b)       10.0%     10.0%   10.0%    10.0%   10.0%    10.0%    10.0%    10.0%    10.0%    10.0%    10.0%
                                  -----     -----   -----    -----   -----    -----    -----    -----    -----    -----    -----
Royalty Income                    $ 0.9     $ 3.6   $ 6.4    $ 9.1   $12.8    $18.2    $21.9    $25.5    $29.2    $38.3    $52.7

PCs
Market Size                        11.0      13.0    14.5     16.0    17.8     19.6     21.5     23.7     26.0     28.6     31.5
% Digital                         100.0%    100.0%  100.0%   100.0%  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
% Using VSB Remodulation            0.0%     15.0%   40.0%    60.0%   75.0%    75.0%    75.0%    75.0%    75.0%    75.0%    75.0%
Total VSB Remodulation              0.0       2.0     5.8      9.6    13.3     14.7     16.1     17.7     19.5     21.5     23.6
Average Royalty Fee               $2.50     $2.50   $2.50    $2.50   $2.50    $2.50    $2.50    $2.50    $2.50    $2.50    $2.50
Sony Settlement (a)                 1.0%      1.0%    1.0%     1.0%    1.0%     1.0%     1.0%     1.0%     1.0%     1.0%     0.0%
Cross License Adjustment (b)       10.0%     10.0%   10.0%    10.0%   10.0%    10.0%    10.0%    10.0%    10.0%    10.0%    10.0%
                                  -----     -----   -----    -----   -----    -----    -----    -----    -----    -----    -----
Royalty Income                    $ 0.0     $ 4.3   $12.9    $21.4   $29.7    $32.7    $35.9    $39.5    $43.5    $47.8    $53.1

Add-In Cards
Market Size                          NA        NA      NA       NA      NA       NA       NA       NA       NA       NA       NA
% Digital                            NA        NA      NA       NA      NA       NA       NA       NA       NA       NA       NA
% Using VSB Remodulation             NA        NA      NA       NA      NA       NA       NA       NA       NA       NA       NA
Total VSB Remodulation              1.0       1.3     1.5      1.8     2.0      1.7      1.2      0.7      0.2      0.0      0.0
Average Royalty Fee               $1.00     $1.00   $1.00    $1.00   $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00
Sony Settlement (a)                 0.0%      0.0%    0.0%     0.0%    0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Cross License Adjustment (b)       10.0%     10.0%   10.0%    10.0%   10.0%    10.0%    10.0%    10.0%    10.0%    10.0%    10.0%
                                  -----     -----   -----    -----   -----    -----    -----    -----    -----    -----    -----
Royalty Income                    $ 0.9     $ 1.1   $ 1.4    $ 1.6   $ 1.8    $ 1.5    $ 1.1    $ 0.6    $ 0.2    $ 0.0    $ 0.0

Domestic                           2010      2011   Total
                                  -----     -----   ------
Cable Box   Taxes: No
Market Size                         8.0       8.0
% Digital                         100.0%    100.0%
% Using VSB Remodulation           14.0%     14.0%
Total VSB Remodulation              1.1       1.1
Average Royalty Fee               $1.50     $1.50
Sony Settlement (a)                 0.0%      0.0%
Cross License Adjustment (b)       10.0%     10.0%
                                  -----     -----
Royalty Income                    $ 1.5     $ 1.5   $ 14.5

TVs
Market Size                        25.0      25.0
% Digital                          62.0%     75.0%
% Using VSB Demodulation          100.0%    100.0%
Total VSB Demodulation             15.5      18.8
% Zenith (No Royalties)            10.0%     10.0%
Average Royalty Fee               $5.00     $5.00
Sony Settlement (a)                 0.0%      0.0%
Cross License Adjustment (b)       10.0%     10.0%
                                  -----     -----
Royalty Income                    $62.8     $75.9   $357.2

PCs
Market Size                        34.6      38.1
% Digital                         100.0%    100.0%
% Using VSB Remodulation           75.0%     75.0%
Total VSB Remodulation             26.0      28.6
Average Royalty Fee               $2.50     $2.50
Sony Settlement (a)                 0.0%      0.0%
Cross License Adjustment (b)       10.0%     10.0%
                                  -----     -----
Royalty Income                    $58.5     $64.3   $443.7

Add-In Cards
Market Size                          NA        NA
% Digital                            NA        NA
% Using VSB Remodulation             NA        NA
Total VSB Remodulation              0.0       0.0
Average Royalty Fee               $1.00     $1.00
Sony Settlement (a)                 0.0%      0.0%
Cross License Adjustment (b)       10.0%     10.0%
                                  -----     -----
Royalty Income                    $ 0.0      $0.0   $ 10.2

Note: Consumer electronic component roll-out is substantially per Forrester
      Research, Inc. a Cambridge, Massachussetts based high technology research firm.
(a)   Per Electro management.
(b) Cross license assumes that 25.0% of market pays only 60.0% of royalty fee. Per Electro management.

                                PROJECT ELECTRO
                           I. GOING CONCERN ANALYSIS


Summary Valuation: VSB Technology Base Care
(Amounts in Millions, Except Average Royalty Fees)

Domestic                            1999      2000      2001      2002      2003      2004      2005      2006      2007     2008
                                --------  --------  --------  --------  --------  --------  --------  --------  -------- --------
VIDEO RECORDERS/DVD-R
Market Size                         15.0      15.0      15.0      15.0      15.0      15.0      15.0      15.0      15.0      15.0
% Digital                            1.0%      5.0%     10.0%     15.0%     20.0%     30.0%     40.0%     50.0%     60.0%     70.0%
% Using VSB Remod/Demod             50.0%     80.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
Total VSB Remod/Demod                0.1       0.6       1.5       2.3       3.0       4.5       6.0       7.5       9.0      10.5
% Zenith (No Royalties)              3.5%      3.5%      3.5%      3.5%      3.5%      3.5%      3.5%      3.5%      3.5%      3.5%
Average Royalty Fee                $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00
Sony Settlement (a)                  3.0%      3.0%      3.0%      3.0%      3.0%      3.0%      3.0%      3.0%      3.0%      3.0%
Cross License Adjustments (b)       10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%
                                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Royalty income                      $0.3      $2.5      $6.3      $9.5     $12.6     $19.0     $25.3     $31.6     $37.9     $44.2

DVD-P

Market Size                          0.4       0.7       0.7       0.7       0.0       0.0       0.0       0.0       0.0       0.0
% Digital                          100.0%    100.0%    100.0%    100.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%
% Using VSB Remod/Demod             10.0%     20.0%     40.0%     60.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%
Total VSB Remod/Demod                0.0       0.1       0.3       0.4       0.0       0.0       0.0       0.0       0.0       0.0
Average Royalty Fee                $5.00     $5.00     $5.00     $5.00     $0.00     $0.00     $0.00     $0.00     $0.00     $0.00
Sony Settlement (a)                  3.0%      3.0%      3.0%      3.0%      3.0%      3.0%      3.0%      3.0%      3.0%      3.0%
Cross License Adjustments (b)       10.0      10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%
                                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Royalty income                      $0.2      $0.6      $1.2      $1.8      $0.0      $0.0      $0.0      $0.0      $0.0      $0.0


CONVERTERS

Market Size                          N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
% Digital                            N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
% Using VSB Demodulation             N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
Total VSB Demodulation               0.3       0.4       0.5       1.9       2.2       2.5       3.8       3.9       3.7       3.0
Average Royalty Fee                $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00
% Zenith (No Royalties)             10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%
Sony Settlement (a)                 10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%
Cross License Adjustments (b)       10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%
                                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Royalty income                      $1.1      $1.5      $1.8      $6.9      $8.0      $9.1     $13.9     $14.2     $13.5     $10.9


SATELLITE BOX

Market Size                          1.5       1.5       1.5       1.5       1.5       1.3       1.1       0.9       0.7       0.5
% Digital                          100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
% Using VSB Demodulation             4.7%     20.0%     40.0%     60.0%     86.7%    100.0%    100.0%    100.0%    100.0%    100.0%
Total VSB Demodulation               0.1       0.3       0.6       0.9       1.3       1.3       1.1       0.9       0.7       0.5
Average Royalty Fee                $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00     $5.00
Sony Settlement (a)                 20.0%     20.0%     20.0%     20.0%     20.0%     20.0%     20.0%     20.0%     20.0%     20.0%
Cross License Adjustments (b)       10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%     10.0%
                                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Royalty income                      $0.3      $1.1      $2.2      $3.2      $4.7      $4.7      $4.0      $3.2      $2.5      $1.8
     Assumed Sharing Rate: 1.0%
Total Pre-Tax Income                $3.6     $14.8     $32.2     $53.7     $70.1     $85.8    $102.4    $115.1    $127.0    $143.1

Domestic                              2009      2010      2011      Total
                                  --------   -------  --------   --------
VIDEO RECORDERS/DVD-R

Market Size                           15.0      15.0      15.0
% Digital                             80.0%     90.0%    100.0%
% Using VSB Remod/Demod              100.0%    100.0%    100.0%
Total VSB Remod/Demod                 12.0      13.5      15.0
% Zenith (No Royalties)                3.5%      3.5%      3.5%
Average Royalty Fee                  $5.00     $5.00     $5.00
Sony Settlement (a)                    0.0%      0.0%      0.0%
Cross License Adjustments (b)         10.0%     10.0%     10.0%
                                   --------  --------  --------
Royalty income                       $52.1     $58.6     $65.1     $365.1


DVD-P

Market Size                            0.0       0.0       0.0
% Digital                              0.0%      0.0%      0.0%
% Using VSB Remod/Demod                0.0%      0.0%      0.0%
Total VSB Remod/Demod                  0.0       0.0       0.0
Average Royalty Fee                   $0.00     $0.00     $0.00
Sony Settlement (a)                    0.0%      0.0%      0.0%
Cross License Adjustments (b)         10.0%     10.0%     10.0%
                                   --------  --------  --------
Royalty income                        $0.0      $0.0      $0.0     $  3.8

CONVERTERS

Market Size                            N/A       N/A      N/A
% Digital                              N/A       N/A      N/A
% Using VSB Demodulation               N/A       N/A      N/A
Total VSB Demodulation                 3.0       3.0      3.0
Average Royalty Fee                  $5.00     $5.00    $5.00
% Zenith (No Royalties)               10.0%     10.0%    10.0%
Sony Settlement (a)                    0.0%      0.0%     0.0%
Cross License Adjustments (b)         10.0%     10.0%    10.0%
                                   --------  --------  -------
Royalty income                       $12.2     $12.2    $12.2      $117.4

SATELLITE BOX

Market Size                            0.3       0.1       0.0
% Digital                            100.0%    100.0%    100.0%
% Using VSB Demodulation             100.0%    100.0%    100.0%
Total VSB Demodulation                 0.3       0.1       0.0
Average Royalty Fee                  $5.00     $5.00     $5.00
Sony Settlement (a)                    0.0%      0.0%      0.0%
Cross License Adjustments (b)         10.0%     10.0%     10.0%
                                   --------  --------   -------
Royalty income                        $1.4      $0.5      $0.0     $ 29.4
     Assumed Sharing Rate: 1.0%
Total Pre-Tax Income                $171.2    $192.0    $216.9   $1,327.9

Note: Consumer electronic component roll-out is substantially per Forrester Research, Inc. a Cambridge, Massachusetts based high technology research firm.

(a) Per Electro management.

(b) Cross license assumes that 25.0% of market pays only 60.0% of royalty fee. Per Electro management.

                                PROJECT ELECTRO

                          11. Business plan Comparison
                              (Dollar in Millions)


Income Statement Items                                FY Ended December 31,
                             Business   -------------------------------------------------------
                            Plan Date   1998     1999     2000     2001     2002       2003                Comments
                            ---------   ----     ----     ----     ----     ----       ----        ----------------------------
Sales                          6/26     $989.7   $916.0   $917.8   $961.9   $1,013.9   $1,039.9    The 6/26 Plan includes an
                               4/16      989.5    908.3    892.2    939.5      997.7      N/A      additional year of projections
                                        ------   ------   ------   ------   --------
  Difference (6/26 vs. 4/16)            $  0.2   $  7.7   $ 25.6   $ 22.4   $   16.2      N/A

Gross Margin                   6/26     $ 60.6   $ 57.2   $ 77.6   $ 92.3   $  101.6   $  108.4    Gross margin drops as a % of
                               4/16       57.6     58.1     78.0     93.7      107.3      N/A      sales from 1999-2002 in 6/26
                                        ------   ------   ------   ------   --------               Plan, ranging from .20% to .76%
  Difference (6/26 vs. 4/16)            $  3.0   $ (0.9)  $ (0.4)  $ (1.4)  $   (5.7)     N/A

Selling                        6/26     $ 72.5   $ 63.0   $ 65.3   $ 68.7   $   72.6   $   75.1
                               4/16       70.9     61.8     61.6     73.7       78.0      N/A
                                        ------   ------   ------   ------   --------
  Difference (6/26 vs. 4/16)            $  1.6   $  1.2  $   3.7   $ (5.0)  $   (5.4)     N/A

G&A                            6/26     $ 45.2   $ 34.4   $ 26.3   $ 24.8   $   25.4   $   25.9    Total 6/26 G&A is higher as a %
                               4/16       45.6     30.2     21.0     21.5       22.0      N/A      of sale but excludes VSB &
                                        ------   ------   ------   ------   --------               Tuner Patent IP costs
 Difference (6/26 vs. 4/16)             $ (0.4)  $  4.2   $  5.3   $  3.3   $    3.4      N/A

R&D                            6/26     $ 38.4   $  7.6   $  4.3   $  4.4   $    4.4   $    4.6    Most of the differential in
                               4/16     $ 40.5     13.3      7.9      8.2        8.4      N/A      the 6/26 Plan is the exclusion
                                        ------   ------   ------   ------   --------               of VSB related R&D costs
  Difference (6/26 vs. 4/16)            $ (2.1)  $ (5.7)  $ (3.6)  $ (3.8)  $  (4.0)      N/A

Operating Income               6/26     $(95.5)  $(47.8)  $(18.3)  $ (5.6)  $   (0.8)  $    2.8    Operating income difference
                               4/16      (99.5)   (47.2)   (12.5)    (9.7)      (1.1)        --    due to changes in sales levels,
                                        -------   ------   ------   ------  --------               margin and the allocation of
 Difference (6/26 vs. 4/16)             $  4.0   $ (0.6)  $ (5.8)  $  4.1   $    0.3         --    VSB costs and expenses

                                PROJECT ELECTRO

                          II. Business Plan Comparison
                             (Dollars in Millions)

Income Statement Items (cont'd)

                                     Business                     FY Ended December 31,
                                                 ---------------------------------------------------------
                                     Plan Date     1998       1999      2000      2001      2002      2003         Comments
                                     ---------   ---------------------------------------------------------  -----------------------
Royalty Income (now valued
separately)                               6/26   $  2.0     $  2.0    $  2.0    $  2.0    $  2.0   $  1.9   6/26 reduces Tuner
                                          4/16     31.4       29.0      29.0      29.0      29.0       NA   Patent income by
                                                 ------     ------    ------    ------    ------            $1.00MM, values it
  Difference (6/26 vs. 4/16)                     ($29.4)    ($27.0)   ($27.0)   ($27.0)   ($27.0)      NA   separately, only
                                                                                                            licensing & trademark
                                                                                                            income

Other Expense (Income)(a)                 6/26   $  9.5     $  7.0    $  7.0    $  7.0    $  7.0   $  7.0   6/26 reduction in other
                                          4/16     12.9       10.7      10.6      10.3      10.3       NA   expenses due to
                                                 ------     ------    ------    ------    ------            acceleration of
  Difference (6/26 vs. 4/16)                      ($3.4)     ($3.7)    ($3.6)    ($3.3)    ($3.3)      NA   amortization related to
                                                                                                            cancelled financing
                                                                                                            fully expensed in 1998

EBIT                                      6/26  ($103.0)    ($52.8)   ($23.3)   ($10.7)    ($5.8)   ($2.3)  EBIT difference due in
                                          4/16    (81.0)     (28.9)      5.9       9.0      17.6       --   (i) the changes in
                                                 ------     ------    ------    ------    ------            operating income
  Difference (6/26 vs. 4/16)                     ($22.0)    ($23.9)   ($29.2)   ($19.7)   ($23.4)      --   identified above, (ii)
                                                                                                            the exclusion of the
                                                                                                            Tuner Patent in the 6/26
                                                                                                            Plan and (iii) lower
                                                                                                            other expenses in the
                                                                                                            6/26 Plan

-------------------

(a) Other Expense in 1998 @ 6/26 excludes non-cash restructuring charge of $35.2MM.

                                PROJECT ELECTRO

                          II. BUSINESS PLAN COMPARISON
                             (DOLLARS IN MILLIONS)


CASH FLOW ITEMS

                                                       FY ENDED DECEMBER 31,
                              BUSINESS   --------------------------------------------------------
                              PLAN DATE    1998     1999     2000      2001     2002     2003           COMMENTS
                              ---------  --------------------------------------------------------  -----------------------
DEPRECIATION & AMORTIZATION     6/26     $  35.7   $   9.1   $  2.8   $  3.3   $  3.7   $ 4.0
                                4/16        34.7      11.3      6.7      6.7      7.0      --
  Difference (6/26 vs. 4/16)             $   1.0   $  (2.2)  $ (3.9)  $ (3.4)  $ (3.3)     --

CAPITAL EXPENDITURES            6/26     $ (13.2)  $  (4.5)  $ (4.5)  $ (4.5)  $ (4.5)  $(4.5)    1998 cap. ex. @ 4/16 includes
                                4/16      (107.4)     (5.0)    (5.0)    (5.0)    (5.0)     --     cash outlays related to leveraged
  Difference (6/26 vs. 4/16)             $  94.2   $   0.5   $  0.5   $  0.5   $  0.5      --     lease. 6/26 excludes VSB cap. ex.

CHANGE IN NET WORKING CAPITAL   6/26     $  16.8   $   1.6   $ 36.0   $ (2.0)  $ (3.5)  $(0.5)    1998 negative change in NWC @
                                4/16       (55.5)     57.4     46.0     (2.1)    (7.8)     --     4/16 related to buildup of inven-
  Difference (6/26 vs. 4/16)             $  72.3   $ (55.8)  $(10.0)  $  0.1   $  4.3      --     tories per Company sourcing plan

PROCEEDS FROM ASSET SALES       6/26     $  31.9   $  93.2   $  0.0   $  0.0   $  0.0   $ 0.0     6/26 asset proceeds difference
                                4/16        62.7     159.6      0.0      0.0      0.0      --     includes *** reduction in NWS
  Difference (6/26 vs. 4/16              $ (30.8)  $ (66.4)  $  0.0   $  0.0   $  0.0      --     & transfer of Reynosa  to
                                                                                                  LG. 4/16 assumed sale of Reynosa.

RESTRUCTURING COSTS             6/26     $ (29.0)  $ (61.5)  $ (9.1)  $ (6.6)  $ (4.2)  $(2.8)
                                4/16       (39.1)    (51.5)    (7.8)    (5.6)    (4.2)     --     Differential primarily due to
  Difference (6/26 vs. 4/16)             $  10.1   $ (10.0)  $ (1.3)  $ (1.0)  $  0.0      --     timing of cash flows

FREE CASH FLOW (a)              6/26     $ (60.8)  $ (14.9)  $  1.9   $(20.5)  $(14.3)  $(6.1)    6/26 FCF excludes (i) $26.0MM
                                4/16      (185.6)    142.9     45.8      3.0      7.6      --     in annual Tuner Patent income
  Difference (6/26 vs. 4/16)             $ 124.8   $(157.8)  $(43.9)  $(23.5)  $(21.9)     --     (resulting in lower EBIT) in
                                                                                                  1998-2002, (ii) *** in NWS
                                                                                                  asset proceeds and lower
                                                                                                  real estate and equipment
                                                                                                  proceeds and (iii) leveraged
                                                                                                  lease cash outlay in 1998

---------------
(a)  Free cash flow defined as EBIT plus all cash flow items.

                                PROJECT ELECTRO
                           III. ONE-TIME ADJUSTMENTS

VALUE ADJUSTMENT
----------------

REDUCTION IN NWS SALE PROCEEDS

     Projected sale proceeds have been reduced from *** to ***


VSB ADJUSTMENTS

     VSB Technology cash flows have been reduced by (i) an anticipated settlement with Sony Corporation which reduces cash flows based on Sony's assumed market share in the applications used to value VSB up until 2008 (present value reduction = $9.0MM) and (ii) a 10.0% annual reduction in all cash flows related to management's anticipation of certain royalty-free cross licenses (present value reduction = $20.0MM).

CALCULATION AND TREATMENT OF LG LEVERAGED LEASE CLAIM

     The 4/16 Valuation assumes that 1998 capital expenditures include a $90.5MM buy-back of the leveraged lease equipment and restructuring payments of $21.8MM related to the buyout of the leveraged lease penalty. The 6/26 Valuation assumes that the leveraged lease is terminated in December 1998 without direct cash outlay by the Company coinciding with the financial restructuring.

     In addition, LG claim has been reduced from $112.3MM to $97.3MM due to timing and negotiated terms of the LG lease settlement. A portion of the claim is treated as secured and the deficiency is treated as unsecured based on legal assessment on terms of reimbursement agreement. Secured claim equal to Greenwich Industrial revised valuation made subsequent to 4/16 Valuation.

INVENTORY BUILD-UP

     The 4/16 Plan assumes that Electro does not reduce its levels of inventory until Q-1 of 1999 to reflect the timing of its sourcing plan. During Q-1 of 1999, there is a $97.1MM source of cash reflecting the reduction of inventories per the Company's sourcing plan. The 6/26 Plan, however, begins to significantly reduce inventories in Q-3 and Q-4 of 1998 to reflect the new timing of the sourcing plan resulting in a $67.1MM source of cash from reduced inventories in fiscal 1998 versus a $6.8MM reduction in cash in the 4/16 Plan. In addition to the issue of timing, there is an aggregate $38.0MM reduction in inventories related to a reduced need to build inventories for console and projection television.

                                PROJECT ELECTRO
                           III. ONE-TIME ADJUSTMENTS

REYNOSA VALUE

     Reduction in value of Reynosa asset received by LG from $56.6MM to $45.7MM (for LG's distribution in the restructuring plan) reflects LG's decision to take only 3 of Reynosa's 6 facilities.

CAPITAL STRUCTURE

     Reduced by $4.0MM to reflect a $15.0MM reduction in LG leveraged lease claim which is offset by the $11.0MM reduction in Reynosa value.

     The projected draw down of new LG Financing and the working capital facility have declined due to (i) a $38.0MM reduction in inventories related to console and projection television, the (ii) reversal of a $15.0MM treasury adjustment relating to inventory turns, and (iii) a subsequent detailed inventory forecast that further reduced inventories.

                                PROJECT ELECTRO
                         IV. METHODOLOGICAL COMPARISON

The methodology utilized in the discounted cash flow valuation based on the June 26, 1998 Business Plan ("6/26 Valuation") differs from the methodology utilized in valuing the April 16, 1998 Business Plan (the "4/16 Valuation") in the following ways:

     - TIME PERIOD: For purposes of the S-4, the 6/26 Valuation values Electro's Business Plan and VSB royalties at 1/1/99 and assumes a terminal cash flow in the fifth year at 12/31/03. The 4/16 Valuation values Electro's Business Plan and VSB royalties at 1/1/98 and assumes a terminal cash flow period at 12/31/02. This change resulted from the assumption in the S-4 that Electro would emerge from bankruptcy at 1/1/99.

     - TREATMENT OF VSB CASH FLOWS: VSB cash flows are valued separately in both the 6/26 Valuation and the 4/16 Valuation. However, in the 6/26 Valuation VSB related costs are excluded from corporate SG&A and R&D costs and are allocated directly to VSB cash flows. In addition, the 6/26 Valuation assumes a reduction in VSB cash flows related to (i) an anticipated settlement with Sony Corporation and (ii) management's anticipation of certain royalty-free cross licenses.

     - TREATMENT OF TUNER PATENT CASH FLOWS: The Tuner Patent is valued separately from the Business Plan cash flows in the 6/26 Valuation. The 4/16 Valuation assumes the Tuner Patent as part of the Business Plan operating cash flows. In the 4/16 Valuation, the Tuner Patent is capitalized as it is incorporated into the 2002 EBIT under the assumption that Electro has historically had a cash flow from IP licensing. PJSC has modified its view towards capitalizing the Tuner Patent cash flows as this income stream is finite and expires on June 30, 2003, and management has made no assumption with respect to ongoing cash flows from replacement IP licensing. It is PJSC's judgement that Electro's current levels of R&D spending for the development of new technologies do not justify utilizing the Tuner Patent as a proxy for cash flows potentially received in the future from new patents. The Tuner Patent cash flows have been further modified in the 6/26 Valuation by reducing the income in 2002 by $3.0MM and $1.5MM in 2003 to account for an anticipated settlement with Sony.

                                PROJECT ELECTRO
                          IV. METHODOLOGICAL COMPARISON

     - TERMINAL MULTIPLE: The 4/16 Valuation generates a terminal value for the Electro business franchise by applying a multiple to the last year
          (2002) projected EBIT. This multiple is based on the median EBIT multiple of the comparable companies at May 19, 1998. The 6/26 Valuation no longer has a positive EBIT in 2002 or in 2003 after removing the Tuner Patent cash flows. Free cash flow is also negative in 2003. The 6/26 Valuation applies a range of sales multiples to Electro's sales in 2003 to determine the terminal value of the Company. Rather than using the median sales multiple of the comparable companies, which all have positive cash flow and extensive international sales, the 6/26 Valuation utilizes the lower end of the comparable company sales multiples range, further adjusted by discounts ranging from 50% to 66%, to reflect the difference between the comparable companies and Electro. Using a discounted sales multiple to value an unprofitable company reflects value represented by Electro's presence and market share within the U.S. consumer electronics industry (including its trademark, distribution network and shelf space) and captures the potential value available if an owner were to "cherry-pick" profitable sales from Electro's $1.0 billion of total sales.

     - DISCOUNT RATE: The 6/26 Valuation and 4/16 Valuation utilize the same discount rates in valuing the business plan of Electro and the royalty income related to VSB technology. The Tuner Patent, which is valued separately in the 6/26 Valuation, is valued utilizing 18.0%, 20.0%, and 22.0% discount rates. These rates have been utilized to reflect recent disputes and negotiations with Sony and Funai which suggest greater uncertainty in the stability of these cash flows.

                                PROJECT-ELECTRO
                         V. COMPARABLE COMPANY ANALYSIS

Analysis of Selected Consumer Electronics Companies
(Dollars in millions, except per share amounts)

MARKET DATA

                                                                             Equity Value                  Enterprise Value as a
                        Closing          Price/Earnings Multiples           as a Multiple                     Multiple of LTM
                                   -------------------------------------                                 -------------------------
                       Price on    Equity              CY 1998   CY 1999     of Tangible    Enterprise
Selected Companies      7/15/98    Value     LTM EPS   EPS (a)   EPS (a)      Book Value     Value (b)   Net Sales   EBIT   EBITDA
---------------------  --------   -------    -------   -------   -------    -------------   ----------  ---------   ----   ------
Hitachi, Ltd.(c)        6.481     21,633.1    27.3      43.2     36.7            0.8         30,658.3       40.1%     11.8    4.1
Matsushita Electric
  Industrial Co.(d)    16.619     35,103.6    39.2      38.7     33.6            1.2         37,280.8       59.3%     13.5    6.3
Mitsubishi Electric
  Corp.(e)              2.175      4,669.9    68.0        NM       NM             NM         11,443.1       38.1%     14.6    4.3
Philips
  Electronics N.V.     93.625     34,432.1    19.0      15.9     12.8            4.4         38,440.2       98.1%     14.3    8.3
Pioneer
  Electronic Corp.     20.250      3,636.3    60.9      49.7     43.2            1.5          4,091.6       96.2%     26.5   10.6
Sony Corp.             92.700     37,206.4    20.4      21.7     20.0            3.3         44,537.2       81.4%     10.5    6.6

                                                                                             Mean (f)       68.9%     15.2    6.7
                                                                                           Median (f)       70.3%     13.9    6.5

OPERATING DATA

                                                                                                                   Net Income
                                            Net Sales                EBITDA               EBIT                     to Common
                                       -------------------     -------------------     ----------------        ------------------
                                       LTM          CAGR       LTM           CAGR        LTM        CAGR       LTM         CAGR
                                       ---------    ------     ----------    ------     --------    ------     --------    ------
ELECTRO                                $ 1,135.3    (4.0%)     ($  176.2)       NM      ($ 216.0)      NM       ($242.5)       NM
Hitachi, Ltd. (c)                       76,403.5    (0.5%)       7,435.1     (4.7%)      2,606.1     (5.7%)       817.7    (17.3%)
Matsushita Electric Industrial Co.(d)   62,868.0    (1.3%)       5,872.5     (9.1%)      2,766.2      6.9%      1,112.3     15.9%
Mitsubishi Electric Corp. (e)           30,041.9    (4.2%)       2,676.0     (7.9%)        785.1    (18.5%)        68.7    (59.7%)
Philips Electronics N.V.                39,188.6    (1.3%)       4,611.2      1.0%       2,693.6     (0.0%)     1,719.2      0.8%
Pioneer Electronic Corp.                 4,254.9    (6.8%)         387.0      0.4%         154.2     12.1%         60.4     35.1%
Sony Corp.                              54,719.8    11.9%        6,709.8     33.0%       4,229.8     91.9%      1,737.2       NM

SELECTED RATIOS

                      Net Working                                                                        Return on      Net Debt
                     Capital/Sales              EBITDA/Sales         EBIT/Sales     Net Income/Sales   Common Equity   Total Cap.
                     -------------            ---------------     ---------------   ----------------   -------------   ----------
                          LTM                 LTM     Average     LTM     Average   LTM      Average        LTM            LTM
                     -------------            -----   -------     -----   -------   -----    -------   -------------   ----------
Hitachi, Ltd.(c)        17.0%                  9.7%    10.5%       3.4%    3.8%      1.1%     1.4%       3.0%            5.9%
Matsushita Electric
  Industrial Co.(d)    (49.8%)                 9.3%     9.3%       4.4%    4.0%      1.8%     1.2%       3.7%           (6.2%)
Mitsubishi Electric
  Corp.(e)              15.8%                  8.9%     9.8%       2.6%    3.5%      0.2%     1.1%       1.1%           36.4%
Philips
  Electronics N.V.       7.7%                 11.8%    10.8%       6.9%    5.9%      4.4%     3.4%      17.9%           19.8%
Pioneer
  Electronic Corp.      28.9%                  9.1%     5.9%       3.6%    0.9%      1.4%     0.2%       2.4%           11.9%
Sony Corp.              11.9%                 12.3%     9.3%       7.7%    4.2%      3.2%     0.1%      12.9%           25.0%

                                    Mean (f)  10.2%     9.3%       4.8%    3.7%
                                  Median (f)   9.5%     9.6%       4.0%    3.9%

NOTE: CAGRs (Compounded Annual Growth Rates) and Averages are for the last three completed fiscal years for each company. All operating data has been adjusted to exercise unusual and extraordinary items.
(a) Source of projected EPS estimates: First Call - median estimate of Wall Street analysis as of 07/15/98.
(b) Enterprise value represents equity value plus book values of total debt, preferred stock and minority interest less cash.
(c) LTM data is as of September 30, 1997.
(d) LTM data is as of December 31, 1997.
(e) LTM data is as of March 31, 1997.
(f) Mean and median exclude ELECTRO.

                                PROJECT ELECTRO
                             VI. LG PLAN ANALYSIS

Analysis of LG PROPOSAL (As Revised)
(Dollars in Millions)

                                          Estimated            Proposed
                                          Claim Amount         Treatment
                                          at 12/31/98      Under LG Proposal                                        $ Recovery
                                          -----------      -----------------                                        ----------
CITIBANK SECURED DEBT (a)                     $ 84.5                 $100.0                                            $ 84.5

LG CLAIMS AND INTERESTS

 SECURED
  Secured Guarantee of Demand Notes            102.0
  Secured Guarantee of Leveraged Lease(b)       33.7
  Direct Loans                                  45.0
                                              ------
   Subtotal                                   $180.7    Exchanged for (i) $148.7 in restructured Notes (c), (ii)
                                                        100.0% of the equity of reorganized Zenith, (iii)
 UNSECURED                                              ownership of Reynosa plant ($45.7MM credit against              226.2 (d)

  IG Extended Payable                          140.0    claims) and (iv) general release. In addition LG is
  Leveraged Lease Deficiency Claim              63.6    providing a revolving credit facility of $60.0MM.
  Servicing Fees                                10.0
                                              ------
   Subtotal                                    213.6
                                              ------
 Total LG Claims                              $394.3

 GENERAL UNSECURED CLAIMS
  General Unsecured (Trade)                     85.0    Unimpaired                                                       85.0
  General Unsecured (Accruals)                 140.9                                                                    140.9

  6 1/4 Subordinated Convertible Debentures    103.6    $40.0 million new 6 1/4% Subordinated Debentures                 40.0 (e)
                                                        due 2010

  Common Equity                                   NA    Cancelled

--------------------------------------------------------------------------------
(a)  LG Proposal assumes $100.0 million working capital facility.

(b) Reflects Greenwich Industrial Services value for leveraged lease at fair-market-value-in-place.

(c) $97.3MM in leveraged lease claims, $45.0MM in direct loans, and $52.0MM in the guarantee of demand note claims are exchanged for $148.7MM in restructured notes and the value of Reynosa ($45.7MM).

(d) Excludes value of release, if any. Assumes equity value at 1/1/99 of $31.8MM based on Company generating cash from inventory reductions and asset sales per Business Plan projections.

(e)  Assumes face value. Trading value may be lower.

                                PROJECT ELECTRO

                             VI. LG PLAN ANALYSIS


ANALYSIS OF ORIGINAL LG PROPOSAL BASED ON 4/16 PLAN

(DOLLARS IN MILLIONS)

                                                           ESTIMATED                 PROPOSED
                                                         CLAIM AMOUNT                TREATMENT
                                                            3/28/98              UNDER LG PROPOSAL                     $ RECOVERY
                                                         ------------            -----------------                     ----------
Citibank Secured Debt (a)                                   $ 88.0                     $100.0                           $ 88.0
LG CLAIMS AND INTERESTS
  Secured
     Secured Guarantee of Demand Notes                       102.0
     Secured Guarantee of Leveraged Lease (b)                112.3
     Direct Loans                                             45.0
                                                            ------
       Subtotal                                             $259.3                Exchanged for (i) $152.7
                                                                                  in restructured Notes (b),
                                                                                  (ii) 100.0% of the equity of           209.3 (c)
                                                                                  reorganized Zenith, (iii)
                                                                                  ownership of Reynosa plant
  UNSECURED                                                                       ($66.6MM credit against

     LG Extended Payable                                     140.0                claims) and (iv) general release.
     Leveraged Lease Deficiency Claim                          0.0
     Servicing Fees                                           10.0
                                                            ------
       Subtotal                                              150.0
                                                            ------
  Total LG Claims                                           $409.3

  GENERAL UNSECURED CLAIMS
     General Unsecured (Trade)                                75.0                Unimpaired                              75.0
     General Unsecured (Accruals)                            150.0                                                       150.0
     6 1/4 Subordinated Convertible Debentures               103.5                $40.0 million new 6 1/4% subordinated   40.0 (d)
                                                                                  debentures due 2010

     Common Equity                                              NA                Cancelled

(a)  LG Proposal assumes $100.0 million working capital facility.

(b) $112.3MM in leveraged lease claims, $45.0MM in direct loans, and $52.0MM in the guarantee of demand note claims are exchanged for $152.7MM in restructured notes and the value of Reynosa ($56.6MM).

(c)  Excludes value of release, if any. Assumes no equity value at 1/1/98.

(d)  Assumes face value. Trading value may be lower.

                                PROJECT ELECTRO
                           VII. LIQUIDATION ANALYSIS

                                   ESTIMATED                       ESTIMATED
                                   VALUE AT                      ASSET RECOVERY
(Dollars in Millions)              1/1/99 (a)                   FROM LIQUIDATION
                                   ----------                   ----------------
ASSETS

Marketable Assets
  VSB Technology (tax-affected) (b)                                 $ 51.0
  Trademark & Distribution (c)                                        42.0
  Tuner Patent (d)                                                    40.0
  Other intangibles (e)                                                0.7
  Flat Tension Mask (e)                                                2.1

                                                   ESTIMATED
                                                  % RECOVERY
                                                  ----------
Current Assets
  Cash                               $  0.0                            0.0
  Accounts Receivable (f)             149.0          65.0%            96.9
  Inventories (f)
    Finished Goods                     35.2          75.0%            26.4
  Less Warranty (g)                                                  (23.3)
                                                                    ------
    Net Finished Goods                                                 3.1
    Work in Process                    10.8           5.0%             0.5
    Raw Materials                      43.1          20.0%             8.6
 Fixed Assets                                                          0.0
  Real Estate (f)
    Domestic                                                           4.4
    Mexican (h)                                                        0.0
  Furniture, Fixture and Equipment (f)
    Domestic                                                          13.4
    Mexican (h)                                                       25.5
                                                                    ------
      Gross Asset Recovery                                          $288.2
                                                                    ======

Note: Excludes "Other Assets" which represents the book gain on sale of certain assets.

(a) All estimated values subject to substantial due diligence and review.

(b) Represents present value discounted to 1/1/99. Assumes 38.0% tax rate. Value assumes a 35.0% discount rate, and royalty assets lower than Company Base Case. Reflects decrease in income related to Sony and cross licenses.

(c) Assumes liquidation will result in a 50.0% decrease in market share to 5.0%, a 2.0% market share contraction, a 25 million domestic television market, a $300/television unit price, and a strategic buyer that has a weighted average cost of capital of 12.0% and an incremental tax rate of 38.0%.

(d) Tuner Patent cash flows are net of cost and expenses associated with them and assume settlement with Sony. Cash flows are tax affected at 38.0% and are discounted at 25.0%.

(e) Per Company senior patent counsel. Other intangibles relates primarily to touch-screen technology. Represents 50.0% of management's estimate of fair market value.

(f) Estimated value at 1/1/99 per Electro management.

(g) Per Electro management. Payment assumed to be necessary to achieve liquidation value. Includes future warranty claims as well as estimated administration expense.

(h) Mexican real estate and furniture, fixture and equipment have been reduced by $44.2MM in Mexican claims per Electro management. Real estate has been reduced first.

                                PROJECT ELECTRO


                           VII.  LIQUIDATION ANALYSIS

(DOLLARS IN MILLIONS)

GROSS ASSET RECOVERY                                                                 $288.2

Less: Liquidation Expenses, & Administrative and Priority Tax Claims

Administrative Costs
  Professional Fees (a)                                                              $ 24.0
  Corporate Overhead (b)                                                               24.8
  Trustee Fees (c)                                                                      4.9
  Brokerage Fees (d)                                                                   19.9
  Wind Down Costs (e)                                                                   6.5
  WARN Act (b)                                                                         21.0
  Environmental (b)                                                                    24.5
                                                                                     ------
    Subtotal                                                                          125.6
                                                                                     ------
Liquidation Proceeds Available for Distribution to Secured Creditors                 $162.7

SECURED DEBT                                                                         CLAIM                      % RECOVERY
-------------                                                                        ------                     ----------
  Citibank                                                                           $ 84.5 (f)     $ 84.5         100.0%

  Proceeds available for secured creditors after Citibank                                           $ 78.2

  LG Guarantee of Demand Notes                                                        102.0           49.7          48.7%
  LG Guarantee of Leveraged Lease                                                      13.6 (g)        6.6          48.7%
  LG Direct Loans                                                                      45.0           21.9          48.7%
                                                                                     ------         ------
Total Secured Debt                                                                   $245.1         $162.7
                                                                                     ======         ======

Liquidation Proceeds Available for Priority Claims and Unsecured Creditors           $  0.0
 and Equity


(a)  Assumes 4 year liquidation. Assumes fees of $2.0MM each month the first
     6 months, $1.5MM for each of the next 6 months, $1.2MM for the entire second year, $1.2MM for the entire third year, and $.6MM for the fourth and final year.
(b)  Per Electro management.
(c)  Assumed as 3.0% of net liquidation proceeds.
(d) Brokerage fees assume 6.0% of gross asset recovery and $44.2MM Mexican claim addback adjustment.
(e) Real estate taxes plus on-site security and wind down teams at each location during an average twelve month disposition period.
(f) Based on average outstanding balance in Q-3 and Q-4 of 1998 and Q-1 and Q-2 of 1999.
(g) Secured claim reflecting LG's guarantee of the leveraged lease equals the value of the leveraged lease equipment in a liquidation per Greenwich Industrial. Any deficiency claim is treated as unsecured.

                                PROJECT ELECTRO

                     VIII. STRATEGIC INVESTORS CONTACT LIST

Name(1)             Contact Made By                         Comments
--------            ---------------                         --------
- Philips           Jeff Gannon, Bill Leuhrs, Richard       Interested only in certain potential assets
                    Lewis, Kevin Lynch, PJSC                transactions and sourcing contracts.

- Thomson           Jeff Gannon, Bill Leuhrs, Richard       Interested only in certain potential assets
                    Lewis, Kevin Lynch, PJSC                transactions and sourcing contracts

- Microsoft         Jeff Gannon, Bill Leuhrs                Interested only in potential technology
                                                            cooperation.

- Mitsubishi        LG                                      Interested only in sourcing contract.

- Hitachi           Jeff Gannon, Bill Leuhrs                Interested only in potential sourcing contract.

- Sony              Jeff Gannon, Bill Leuhrs                No interest.

- Oracle            Jeff Gannon                             No interest.

- Sun Microsystems  Jeff Gannon, Bill Leuhrs, PJSC          Interested only in potential technology.

(1) In addition to the contacts with potential strategic investors set forth, PJSC had contacts with the following potential financial investors:
     Kohlberg Kravis Roberts & Co.; Accel Partners; Kelso & Company; Hellman & Friedman; and Centre Partners. Additionally LG had discussions with Clayton, Dublilier & Rice. None of the foregoing resulted in serious expressions of interest.

                                PROJECT ELECTRO

Name                     Contact Made By                         Comments
-----                    ---------------                         --------
- Matsushita             Bill Leuhrs                             Pending.

- Intel                  LG                                      Pending.

- Sanyo                  LG                                      Pending.

- Texas Instruments      Jeff Gannon, Bill Leuhrs, PJSC          No interest.